UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2013

RAAM Global Energy Company

(Exact name of registrant as specified in its charter)

Delaware	333-172897	20-0412973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1537 Bull Lea Rd., Suite 200 Lexington, Kentucky	40511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (859) 253-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The Company is providing certain estimated proved reserve estimates, 2013 capital budget and preliminary financial and other information set forth below.

Proved Reserves

The following tables set forth the Company’s estimated proved crude oil and natural gas reserves and percent of total proved reserves that are proved developed as of December 31, 2012 by reserve category and region. Netherland, Sewell & Associates, Inc., independent petroleum engineers, evaluated properties representing approximately 58% of our proved reserves, and H.J. Gruy and Associates, Inc., independent petroleum engineers, evaluated properties representing approximately 33% of our proved reserves and Cawley, Gillespie & Associates, Inc., independent petroleum engineers, evaluated the remaining properties representing approximately 9% of our proved reserves at December 31, 2012. Our estimated proved reserves at December 31, 2012 were determined using the 12-month unweighted arithmetic average of the first-day-of-the-month price for the period January 2012 through December 2012, without giving effect to derivative transactions, and were held constant throughout the life of the properties. These prices were $91.21 per Bbl for crude oil and oil equivalents and $2.76 per MMBtu for natural gas. These prices are adjusted for energy content, transportation fees, and regional price differentials resulting in weighted adjusted product prices for the proved reserves over the remaining lives of the properties of $94.04 per Bbl for crude oil and oil equivalents and $3.01 per MMBtu of gas.

	December 31, 2012
	Crude Oil	Natural Gas
	(MBbls)	(MMcf)
Estimated proved developed producing	2,449	35,954
Estimated proved developed non-producing	2,491	14,271
Estimated proved undeveloped	9,767	11,797
Total estimated proved reserves	14,707	62,022

The standardized measure of discounted future net cash flows from proved oil and gas reserves at year-end 2012 was in the range of $360 million to $375 million, versus $413.8 million at year-end 2011, which reflects a year-over-year decline in natural gas prices. Reserves associated with our offshore leases represented 62% of proved reserves volumes, our onshore Texas and Louisiana assets represented 25% of proved reserve volumes and our assets in Oklahoma and California comprised the remaining 13% of proved reserves.

At December 31, 2012, approximately 46.8% of our total estimated proved reserves were undeveloped. The future development of these undeveloped reserves into proved developed reserves is highly dependent upon our ability to fund estimated total capital development costs as shown in our reserve report of approximately $178.3 million, of which $25.4 million, $69.8 million and $58.4 million are expected to be incurred in 2013, 2014 and 2015, respectively. We cannot be sure that these estimated costs are accurate. Further, our drilling efforts may be delayed or unsuccessful, and actual reserves may prove to be less than current reserve estimates, which could have a material adverse effect on our financial condition, future cash flows and results of operations.

Capital Expenditure Budget

The 2013 capital budget consists of:

•	$8 million for geological and geophysical costs, including leasing;

•	$40 million for Louisiana state water drilling and development;

•	$48 million for onshore conventional drilling and development;

2

•	$28 million for Oklahoma and California drilling and development;

•	$17 million for projects in progress; recompletions; and plugging and abandonment; and

•	$20 million for new ventures to be developed.

While we have budgeted $161 million for these purposes, the ultimate amount of capital we will expend may fluctuate materially based on market conditions and the success of our drilling results as the year progresses. To date, our 2013 capital budget has been funded from debt financing and our cash flows from operations.

Estimate of Preliminary Unaudited Operating Results

The following table sets forth the estimated ranges of the Company’s revenues, operating income, production and realized prices for the year ended December 31, 2012. Please note that the Company has not yet finalized its financial statement close process for the year ended December 31, 2012 and its independent auditors have not yet completed their year-end audit. In connection with the completion of these activities, the Company may identify items that would require it to make adjustments to the preliminary operating results set forth below. As a result, these financial and operating results could be different from those set forth below and those differences could be material. The Company’s independent certified public accounting firm has not audited, reviewed, compiled or performed any procedures, and has not expressed an opinion or any other form of assurance with respect to the data presented herein.

	Year Ended December 31, 2012
	Low Estimate	High Estimate
	(In thousands, except prices)
Operating revenues:
Gas sales	$81,000	$84,000
Oil sales	109,000	111,000
Total operating revenues	190,000	195,000
Operating expenses	134,000	139,000
Income from operations	57,000	60,000
Net production volumes:
Oil (Bbl)	1,075	1,110
Natural gas (Mcf)	17,500	18,600
Oil equivalents (Boe)	4,000	4,210
Average realized prices:
Oil ($/Bbl)	$97.00	$100.50
Natural gas ($/Mcf)	$4.25	$4.70
Oil equivalents ($/Boe)	$46.30	$46.75

February 2013 Working Interest Sale

In February 2013, the Company sold a 50% working interest in undeveloped acreage onshore Texas to an unrelated third party for approximately $17.4 million. The Company will also receive a $17.4 million net carry from this unrelated third party.

December 2012 Acreage Sale

In December 2012, the Company sold approximately 40,000 acres in Oklahoma to a former joint venture partner for approximately $10 million.

Forward-Looking Statements

The statements in this Form 8-K that are not historical statements are forward-looking statements that are intended to be covered by the safe harbor “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the Company’s current expectations and include statements regarding estimates of future production, price realizations, operating costs, capital expenditures, general and administrative expenses, effective tax rates and the like. These statements reflect current plans, estimates, assumptions and strategies and are often, but not always, identified using words such as “expects”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, “probable”, or “intends”, or stating that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved. Forward-looking statements, and the plans, estimates, assumptions and strategies underlying them are subject to a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in these statements. These risks include, but are not limited to the factors included in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC. Forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2013

RAAM Global Energy Company

By:	/s/ Jeffrey Craycraft
Name:	Jeffrey Craycraft
Title:	Chief Financial Officer